   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 30, 1998

                                                               REGISTRATION NO.

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                            IXC COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

                            ------------------------


               Delaware                            74-2644120
   (State or other jurisdiction of              (I.R.S. Employer
    incorporation or organization)             Identification No.)

                       1122 Capital of Texas Highway South
                               Austin, Texas 78746
                                 (512) 328-1112
                    (Address of Principal Executive Offices)

                            ------------------------


                      IXC COMMUNICATIONS, INC. 401(K) PLAN
                            (Full title of the plan)

                            ------------------------

                             Jeffrey C. Smith, Esq.
                    Senior Vice President and General Counsel
                            IXC Communications, Inc.
                       1122 Capital of Texas Highway South
                               Austin, Texas 78746
                                 (512) 427-3737
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            ------------------------

                                   COPIES TO:
                              Karen C. Goodin, Esq.
                            Kirk F. Maldonado, Esq.
                             Michael P. Whalen, Esq.
                               Riordan & McKinzie
                        695 Town Center Drive, Suite 1500
                          Costa Mesa, California 92626
                                 (714) 433-2900

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
           TITLE OF                                      PROPOSED              PROPOSED
         EACH CLASS OF              AMOUNT                MAXIMUM               MAXIMUM             AMOUNT OF
       SECURITIES TO BE             TO BE             OFFERING PRICE           AGGREGATE          REGISTRATION
          REGISTERED             REGISTERED(1)         PER SHARE(2)         OFFERING PRICE             FEE
--------------------------------------------------------------------------------------------------------------
  Common Stock, par value         100,000                 $34.22               $3,422,000            $1,010
        $.01 per share
--------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act, based on the average of the high and low sales prices of the Company's Common Stock, as reported on the Nasdaq National Market on October 26, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents which have been filed by IXC Communications, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement:

         (1) The Company's Annual Report on Form 10-K (File No. 0-20803) for its fiscal year ended December 31, 1997 as filed with the Commission on March 16, 1998.

         (2) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 filed with the Commission on May 15, 1998.

         (3) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 filed with the Commission on August 12, 1998.

         (4) The Company's Current Report on Form 8-K dated January 8, 1998 and filed with the Commission on January 9, 1998.

         (5) The Company's Current Report on Form 8-K dated January 30, 1998 and filed with the Commission on February 2, 1998.

         (6) The Company's Current Report on Form 8-K dated February 12, 1998 and filed with the Commission on February 13, 1998.

         (7) The Company's Current Report on Form 8-K dated March 2, 1998 and filed with the Commission on March 4, 1998.

         (8) The Company's Current Report on Form 8-K dated March 18, 1998 and filed with the Commission on March 18, 1998.

         (9) The Company's Current Report on Form 8-K dated March 30, 1998 and filed with the Commission on April 7, 1998.

        (10) The Company's Current Report on Form 8-K dated April 2, 1998 and filed with the Commission on April 7, 1998.

        (11) The Company's Current Report on Form 8-K dated April 15, 1998 and filed with the Commission on April 24, 1998.

        (12) The Company's Current Report on Form 8-K dated April 17, 1998 and filed with the Commission on April 21, 1998.

        (13) The Company's Current Report on Form 8-K dated April 21, 1998 and filed with the Commission on April 22, 1998.

        (14) The Company's Current Report on Form 8-K dated April 23, 1998 and filed with the Commission on April 24, 1998.

        (15) The Company's Current Report on Form 8-K dated April 29, 1998 and filed with the Commission on April 30, 1998.

        (16) The Company's Current Report on Form 8-K dated May 27, 1998 and filed with the Commission on May 29, 1998.

        (17) The Company's Current Report on Form 8-K dated June 3, 1998 and filed with the Commission on June 4, 1998.

        (18) The Company's Current Report on Form 8-K dated June 23, 1998 and filed with the Commission on June 23, 1998.

        (19) The Company's Current Report on Form 8-K dated July 29, 1998 and filed with the Commission on July 30, 1998.

        (20) The Company's Current Report on Form 8-K dated July 30, 1998 and filed with the Commission on July 31, 1998.

        (21) The Company's Current Report on Form 8-K dated July 31, 1998 and filed with the Commission on August 21, 1998.

        (22) The Company's Current Report on Form 8-K dated August 21, 1998 and filed with the Commission on August 21, 1998.

        (23) The Company's Current Report on Form 8-K dated September 2, 1998 and filed with the Commission on September 3, 1998.

        (24) The Company's Current Report on Form 8-K dated September 8, 1998 and filed with the Commission on September 11, 1998.

        (25) The Company's Current Report on Form 8-K dated October 30, 1998 and filed with the Commission on October 30, 1998.

        (26) The description of the Company's Common Stock contained in the Registration Statement on Form 8-A dated May 31, 1996 and filed with the Commission on June 3, 1996 as amended by Form 8-A/A dated June 26, 1996 as filed with the Commission on June 26, 1996.

        (27) All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part thereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, modified or superseded such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.           DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company is a Delaware corporation. Article VII, Section 8 of the Company's Bylaws provides that the Company shall indemnify its officers, directors, employees and agents to the fullest extent permitted by the Delaware General Corporation Law ("DGCL"). Section 145 of the DGCL ("Section 145") provides that a Delaware corporation has the power to indemnify its officers and directors in certain circumstances.

         Subsection (a) of Section 145 empowers a corporation to indemnify any person, including any director or officer, or a former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any person, including any director or officer, or a former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation shall have power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

         Article Tenth of the Company's Restated Certificate of Incorporation currently provides that each director shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payment of dividends or unlawful stock repurchases or redemptions as provided under Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit.

         The Company carries directors' and officers' liability insurance covering its directors and officers.


ITEM 7.           EXEMPTIONS FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.           EXHIBITS.

 5.1     Internal Revenue Service Determination Letter.

23.1     Consent of Ernst & Young LLP.

23.2     Consent of Arthur Andersen LLP.

23.3     Consent of KPMG Peat Marwick LLP.

23.4     Consent of Deloitte & Touche LLP.

23.5     Consent of Yount, Hyde & Barbour, P.C.

23.6     Consent of Mayer Hoffman McCann L.C.

24.1     Powers of Attorney (included on the signature page hereto).

ITEM 9.           UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Austin, State of Texas, on October 29, 1998.

                       IXC COMMUNICATIONS, INC.



                       By:  /s/ James F. Guthrie
                            ---------------------
                            James F. Guthrie
                            Executive Vice President and Chief Financial Officer


                               POWERS OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey C. Smith and Benjamin L. Scott and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for each person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                Signature                                       Title                                  Date
                ---------                                       -----                                  ----
                                               President, Chief Executive Officer, Chairman
          /s/ Benjamin L. Scott                and Director (Principal Executive Officer)         October 29, 1998
-----------------------------------------
            Benjamin L. Scott
                                               Executive Vice President and Chief
                                               Financial Officer (Principal Financial
          /s/ James F. Guthrie                 and Accounting Officer)                            October 29, 1998
-----------------------------------------
            James F. Guthrie

          /s/ Ralph J. Swett                   Director                                           October 29, 1998
-----------------------------------------
            Ralph J. Swett

          /s/ Richard D. Irwin                 Director                                           October 29, 1998
-----------------------------------------
            Richard D. Irwin

           /s/ Wolfe H. Bragin                 Director                                           October 29, 1998
-----------------------------------------
             Wolfe H. Bragin

          /s/ Carl W. McKinzie                 Director                                           October 29, 1998
-----------------------------------------
            Carl W. McKinzie

             /s/ Joe C. Culp                   Director                                           October 29, 1998
-----------------------------------------
               Joe C. Culp

         /s/ Phillip L. Williams               Director                                           October 29, 1998
-----------------------------------------
           Phillip L. Williams

IXC COMMUNICATIONS, INC. 401(k) PLAN

     Pursuant to the requirements of the Securities Act of 1933, the Plan's Administrative Committee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on October 29, 1998.

                                        IXC COMMUNICATIONS, INC. 401(k) PLAN


                                        By:  /s/ DOUGLAS R. WILLIAMS
                                             -----------------------------------
                                             Douglas R. Williams,
                                             Administrative Committee Member

                                INDEX TO EXHIBITS



Sequentially
Numbered

Exhibit                   Description
-------                   -----------

 5.1     Internal Revenue Service Determination Letter.

23.1     Consent of Ernst & Young LLP.

23.2     Consent of Arthur Andersen LLP.

23.3     Consent of KPMG Peat Marwick LLP.

23.4     Consent of Deloitte & Touche LLP.

23.5     Consent of Yount, Hyde & Barbour, P.C.

23.6     Consent of Mayer Hoffman McCann L.C.

24.1     Powers of Attorney (included on the signature page hereto).